QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on March 10, 2017

Registration No. 333-214684

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 6
to
Form F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Ardagh Group S.A.
(Exact name of Registrant as specified in its charter)

Luxembourg (State or other jurisdiction of incorporation or organization)	3221/3411 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification No.)

56, rue Charles Martel
L-2134 Luxembourg, Luxembourg
+352 26 25 85 55
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Ardagh Metal Packaging USA Inc.
Attention: John Boyas
Carnegie Office Park
600 North Bell Avenue
Building 1, Suite 200
Carnegie, PA 15106
(412) 429-5290
(Name, address, including zip code, and
telephone number, including area code, of agent for service)

With copies to:
Richard B. Alsop David J. Beveridge Shearman & Sterling LLP 599 Lexington Avenue New York, N.Y. 10022 (212) 848-4000	Jonathan A. Schaffzin Geoffrey E. Liebmann Cahill Gordon & Reindel LLP 80 Pine Street New York, N.Y. 10005 (212) 701-3000

Approximate date of commencement of proposed sale to the public:
as soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.    ☐

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Aggregate Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)

Class A Common Shares, par value €0.01 per share	18,630,000	$20.00	$372,600,000	$43,184.34

(1)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act, as amended.

(2)
Includes shares subject to the underwriters' option to purchase additional shares, if any. See "Underwriting".

(3)
Previously paid.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        The sole purpose of this Amendment No. 6 (this "Amendment") to the Registration Statement on Form F-1 (File No. 333-214684) (the "Registration Statement") is to re-file Exhibit 5.1 and file Exhibit 99.9 to the Registration Statement as indicated in Item 8(a) of Part II of the Registration Statement and to amend the disclosure in Item 7 of Part II of the Registration Statement. Part I and Part II of the Registration Statement, other than Item 7 and Item 8(a) of Part II, have not been amended, and such parts have therefore been omitted. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 7 and Item 8(a) of Part II, the signature page of the Registration Statement and the exhibits filed herewith.

 PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 7.    Recent Sales of Unregistered Securities.

        Since March 10, 2014, the Company has issued the following securities that were not registered under the Securities Act:

        On June 12, 2014, the Company issued €250 million 8.375% Senior PIK Notes due 2019 and $710 million 8.625% Senior PIK Notes due 2019 (collectively, the "Senior PIK Notes"). The Senior PIK Notes were offered to qualified institutional buyers under Rule 144A and in offshore transactions pursuant to Regulation S under the Securities Act. The Senior PIK Notes were offered at a price of 99% of the principal amount thereof. The sole book running manager was Citigroup Global Markets Limited. The Company received net proceeds of approximately €746 million after deducting expenses of €11 million relating to legal, accounting, underwriting, printing, marketing and other expenses.

        The Senior PIK Notes were redeemed with proceeds from the issuance of Toggle Notes by ARD Finance S.A. in September 2016.

Item 8.    Exhibits and Financial Statement Schedules.

(a)
Exhibits

Exhibit No.		Description of Exhibit
1.1	**	Form of Underwriting Agreement

2.1	+**	Equity and Asset Purchase Agreement dated April 22, 2016 by and among Ardagh Group S.A., Ball Corporation and Rexam PLC

2.2	+**	Amendment No. 1 to the Equity and Asset Purchase Agreement dated June 9, 2016 by and among Ardagh Group S.A., Ball Corporation and Rexam PLC

2.3	+**	Amendment No. 2 to the Equity and Asset Purchase Agreement dated June 30, 2016 by and among Ardagh Group S.A., Ball Corporation and Rexam PLC

3.1	**	Form of Articles of Association

4.1	†	Specimen Certificate Evidencing Class A Common Shares

5.1		Opinion of M Partners

10.1	**	Form of Registration Rights Agreement

10.2	**	Form of Shareholder Agreement

10.3	**	Form of Indemnification Agreement

21.1	**	Subsidiaries of Ardagh Group S.A.

23.1	**	Consent of PricewaterhouseCoopers, Dublin, Ireland

23.2	**	Consent of PricewaterhouseCoopers LLP

23.3	**	Consent of PricewaterhouseCoopers LLP

23.4		Consent of M Partners (included in Exhibit 5.1)

24.1	**	Powers of Attorney (included on the signature page of the initial filing of the Registration Statement)

24.2	**	Powers of Attorney (included on the signature page of Amendment No. 4 to the Registration Statement)

Exhibit No.		Description of Exhibit
24.3	**	Powers of Attorney (included on the signature page of Amendment No. 5 to the Registration Statement)

99.1	**	Credit Agreement dated as of December 17, 2013 among: (i) Ardagh Holdings USA Inc. and Ardagh Packaging Finance S.A. (as Borrowers); (ii) Ardagh Packaging Holdings Limited (as Parent Guarantor); (iii) the Subsidiary Guarantors from time to time party thereto; (iv) the Lenders from time to time party thereto; (v) Citibank, N.A. (as Administrative Agent) and (vi) Citibank, N.A., London Branch (as Security Agent)

99.2	**	Indenture dated as of February 5, 2014 among: (i) Ardagh Packaging Finance plc and Ardagh Holdings USA Inc. (as Issuers); (ii) Citibank, N.A., London Branch (as Trustee, Principal Paying Agent and Transfer Agent); (iii) Ardagh Packaging Holdings Limited (as Parent Guarantor); (iv) the Subsidiary Guarantors listed therein and (v) Citigroup Global Markets Deutschland AG (as Registrar)

99.3	**	Indenture (as supplemented to the date hereof) dated as of July 3, 2014 among: (i) Ardagh Packaging Finance plc and Ardagh Holdings USA Inc. (as Issuers); (ii) Citibank, N.A., London Branch (as Trustee, Principal Paying Agent, Transfer Agent and Security Agent); (iii) Citibank, N.A. (as U.S. Paying Agent); (iv) Ardagh Packaging Holdings Limited (as Parent Guarantor); (v) the Subsidiary Guarantors listed therein and (vi) Citigroup Global Markets Deutschland AG (as Registrar)

99.4	**	Indenture dated as of July 3, 2014 among: (i) Ardagh Packaging Finance plc and Ardagh Holdings USA Inc. (as Issuers); (ii) Citibank, N.A., London Branch (as Trustee, Principal Paying Agent and Transfer Agent); (iii) Citibank, N.A. (as U.S. Paying Agent); (iv) Ardagh Packaging Holdings Limited (as Parent Guarantor); (v) the Subsidiary Guarantors listed therein and (vi) Citigroup Global Markets Deutschland AG (as Registrar)

99.5	**	Indenture (as supplemented to the date hereof) dated as of May 16, 2016 among: (i) Ardagh Packaging Finance plc and Ardagh Holdings USA Inc. (as Issuers); (ii) Citibank, N.A., London Branch (as Trustee, Principal Paying Agent, Transfer Agent and Security Agent); (iii) Citibank, N.A. (as U.S. Paying Agent); (iv) Ardagh Packaging Holdings Limited (as Parent Guarantor); (v) the Subsidiary Guarantors listed therein and (vi) Citigroup Global Markets Deutschland AG (as Registrar)

99.6	**	Indenture (as supplemented to the date hereof) dated as of May 16, 2016 among: (i) Ardagh Packaging Finance plc and Ardagh Holdings USA Inc. (as Issuers); (ii) Citibank, N.A., London Branch (as Trustee, Principal Paying Agent and Transfer Agent); (iii) Citibank, N.A. (as U.S. Paying Agent); (iv) Ardagh Packaging Holdings Limited (as Parent Guarantor); (v) the Subsidiary Guarantors listed therein and (vi) Citigroup Global Markets Deutschland AG (as Registrar)

99.7	**	Indenture dated as of September 16, 2016 among: (i) ARD Finance S.A. (as Issuer); (ii) Citibank, N.A., London Branch (as Trustee, Principal Paying Agent, Transfer Agent and Security Agent); (iii) Citibank, N.A. (as U.S. Paying Agent) and (vi) Citigroup Global Markets Deutschland AG (as Registrar)

99.8	**	Indenture dated as of January 30, 2017 among: (i) Ardagh Packaging Finance plc and Ardagh Holdings USA Inc. (as Issuers); (ii) Ardagh Packaging Holdings Limited (as Parent Guarantor); (iii) Citibank, N.A., London Branch (as Trustee, Principal Paying Agent and Transfer Agent); (iv) Citibank, N.A. (as U.S. Paying Agent); and (v) Citigroup Global Markets Deutschland AG (as Registrar)

Exhibit No.	Description of Exhibit
99.9	Indenture dated as of March 8, 2017 among: (i) Ardagh Packaging Finance plc and Ardagh Holdings USA Inc. (as Issuers); (ii) Ardagh Packaging Holdings Limited (as Parent Guarantor); (iii) Citibank, N.A., London Branch (as Trustee, Principal Paying Agent, Transfer Agent and Security Agent); (iv) Citibank, N.A. (as U.S. Paying Agent); and (v) Citigroup Global Markets Deutschland AG (as Registrar)

**
Previously filed.

†
Class A common shares of the Company will be in an uncertificated form. Therefore the Company is not filing a specimen certificate evidencing Class A common shares.

+
Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be supplementally provided to the SEC upon request.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of London, United Kingdom, on March 10, 2017.

Ardagh Group S.A.
By:	/s/ DAVID MATTHEWS
Name: David Matthews
Title: Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on March 10, 2017.

SIGNATURE	TITLE

* Ian Curley	Chief Executive Officer and Director (Principal Executive Officer)
* David Matthews	Chief Financial Officer and Director (Principal Financial and Accounting Officer)
* Paul Coulson	Chairman and Director
* David Wall	Chief Executive Officer, Metal, and Director
* John Riordan	President, Glass North America, and Director
* Johan Gorter	Chief Executive Officer, Glass Europe, and Director
* Brendan Dowling	Director

SIGNATURE			TITLE

* Houghton Fry			Director
* Wolfgang Baertz			Director
* Gerald Moloney			Director
* Herman Troskie			Director
* Edward White			Director
*By:	/s/ DAVID MATTHEWS
	Name:	David Matthews
	Title:	Attorney-in-fact

 SIGNATURE OF AUTHORIZED REPRESENTATIVE OF ARDAGH GROUP S.A.

        Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Ardagh Group S.A., has signed this registration statement in the City of Newark, State of Delaware on March 10, 2017.

Signatures		Title

/s/ Donald J. Puglisi		Authorized U.S. Representative
Name:	Donald J. Puglisi
Title:	Managing Director

Exhibit No.		Description of Exhibit
1.1	**	Form of Underwriting Agreement

2.1	+**	Equity and Asset Purchase Agreement dated April 22, 2016 by and among Ardagh Group S.A., Ball Corporation and Rexam PLC

2.2	+**	Amendment No. 1 to the Equity and Asset Purchase Agreement dated June 9, 2016 by and among Ardagh Group S.A., Ball Corporation and Rexam PLC

2.3	+**	Amendment No. 2 to the Equity and Asset Purchase Agreement dated June 30, 2016 by and among Ardagh Group S.A., Ball Corporation and Rexam PLC

3.1	**	Form of Articles of Association

4.1	†	Specimen Certificate Evidencing Class A Common Shares

5.1		Opinion of M Partners

10.1	**	Form of Registration Rights Agreement

10.2	**	Form of Shareholder Agreement

10.3	**	Form of Indemnification Agreement

21.1	**	Subsidiaries of Ardagh Group S.A.

23.1	**	Consent of PricewaterhouseCoopers, Dublin, Ireland

23.2	**	Consent of PricewaterhouseCoopers LLP

23.3	**	Consent of PricewaterhouseCoopers LLP

23.4		Consent of M Partners (included in Exhibit 5.1)

24.1	**	Powers of Attorney (included on the signature page of the initial filing of the Registration Statement)

24.2	**	Powers of Attorney (included on the signature page of Amendment No. 4 to the Registration Statement)

24.3	**	Powers of Attorney (included on the signature page of Amendment No. 5 to the Registration Statement)

99.1	**	Credit Agreement dated as of December 17, 2013 among: (i) Ardagh Holdings USA Inc. and Ardagh Packaging Finance S.A. (as Borrowers); (ii) Ardagh Packaging Holdings Limited (as Parent Guarantor); (iii) the Subsidiary Guarantors from time to time party thereto; (iv) the Lenders from time to time party thereto; (v) Citibank, N.A. (as Administrative Agent) and (vi) Citibank, N.A., London Branch (as Security Agent)

99.2	**	Indenture dated as of February 5, 2014 among: (i) Ardagh Packaging Finance plc and Ardagh Holdings USA Inc. (as Issuers); (ii) Citibank, N.A., London Branch (as Trustee, Principal Paying Agent and Transfer Agent); (iii) Ardagh Packaging Holdings Limited (as Parent Guarantor); (iv) the Subsidiary Guarantors listed therein and (v) Citigroup Global Markets Deutschland AG (as Registrar)

Exhibit No.		Description of Exhibit
99.3	**	Indenture (as supplemented to the date hereof) dated as of July 3, 2014 among: (i) Ardagh Packaging Finance plc and Ardagh Holdings USA Inc. (as Issuers); (ii) Citibank, N.A., London Branch (as Trustee, Principal Paying Agent, Transfer Agent and Security Agent); (iii) Citibank, N.A. (as U.S. Paying Agent); (iv) Ardagh Packaging Holdings Limited (as Parent Guarantor); (v) the Subsidiary Guarantors listed therein and (vi) Citigroup Global Markets Deutschland AG (as Registrar)

99.4	**	Indenture dated as of July 3, 2014 among: (i) Ardagh Packaging Finance plc and Ardagh Holdings USA Inc. (as Issuers); (ii) Citibank, N.A., London Branch (as Trustee, Principal Paying Agent and Transfer Agent); (iii) Citibank, N.A. (as U.S. Paying Agent); (iv) Ardagh Packaging Holdings Limited (as Parent Guarantor); (v) the Subsidiary Guarantors listed therein and (vi) Citigroup Global Markets Deutschland AG (as Registrar)

99.5	**	Indenture (as supplemented to the date hereof) dated as of May 16, 2016 among: (i) Ardagh Packaging Finance plc and Ardagh Holdings USA Inc. (as Issuers); (ii) Citibank, N.A., London Branch (as Trustee, Principal Paying Agent, Transfer Agent and Security Agent); (iii) Citibank, N.A. (as U.S. Paying Agent); (iv) Ardagh Packaging Holdings Limited (as Parent Guarantor); (v) the Subsidiary Guarantors listed therein and (vi) Citigroup Global Markets Deutschland AG (as Registrar)

99.6	**	Indenture (as supplemented to the date hereof) dated as of May 16, 2016 among: (i) Ardagh Packaging Finance plc and Ardagh Holdings USA Inc. (as Issuers); (ii) Citibank, N.A., London Branch (as Trustee, Principal Paying Agent and Transfer Agent); (iii) Citibank, N.A. (as U.S. Paying Agent); (iv) Ardagh Packaging Holdings Limited (as Parent Guarantor); (v) the Subsidiary Guarantors listed therein and (vi) Citigroup Global Markets Deutschland AG (as Registrar)

99.7	**	Indenture dated as of September 16, 2016 among: (i) ARD Finance S.A. (as Issuer); (ii) Citibank, N.A., London Branch (as Trustee, Principal Paying Agent, Transfer Agent and Security Agent); (iii) Citibank, N.A. (as U.S. Paying Agent) and (vi) Citigroup Global Markets Deutschland AG (as Registrar)

99.8	**	Indenture dated as of January 30, 2017 among: (i) Ardagh Packaging Finance plc and Ardagh Holdings USA Inc. (as Issuers); (ii) Ardagh Packaging Holdings Limited (as Parent Guarantor); (iii) Citibank, N.A., London Branch (as Trustee, Principal Paying Agent and Transfer Agent); (iv) Citibank, N.A. (as U.S. Paying Agent); and (v) Citigroup Global Markets Deutschland AG (as Registrar)

99.9		Indenture dated as of March 8, 2017 among: (i) Ardagh Packaging Finance plc and Ardagh Holdings USA Inc. (as Issuers); (ii) Ardagh Packaging Holdings Limited (as Parent Guarantor); (iii) Citibank, N.A., London Branch (as Trustee, Principal Paying Agent, Transfer Agent and Security Agent); (iv) Citibank, N.A. (as U.S. Paying Agent); and (v) Citigroup Global Markets Deutschland AG (as Registrar)

**
Previously filed.

†
Class A common shares of the Company will be in an uncertificated form. Therefore the Company is not filing a specimen certificate evidencing Class A common shares.

+
Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be supplementally provided to the SEC upon request.

QuickLinks

EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 7. Recent Sales of Unregistered Securities.
  Item 8. Exhibits and Financial Statement Schedules.
SIGNATURES
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF ARDAGH GROUP S.A.